SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 21, 2008

TENFOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-25661	83-0302610
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

698 West 10000 South, Suite 200,

South Jordan, Utah 84095

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 495-1010

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of March 21, 2008, TenFold Corporation (“TenFold”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Versata Enterprises, Inc., a Delaware corporation (“Versata”), and TFTx Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Versata (the “Merger Sub”). Under the Merger Agreement, the Merger Sub will be merged with and into TenFold (the “Merger”), with TenFold continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of Versata.

At the effective time of the Merger, each outstanding share of TenFold common stock and preferred stock, on an as-converted basis, will be converted into the right to receive $0.04 in cash. The holders of a majority of TenFold’s preferred stock have waived, on behalf of the entire class, the liquidation preference otherwise payable in respect of the preferred stock. In addition, all outstanding options to purchase TenFold common stock will become vested in full prior to the effective time of the Merger. Certain of these options with an exercise price exceeding the merger consideration per share of common stock will be cancelled immediately prior to the effective time of the Merger.

TenFold has made customary representations and warranties and covenants in the Merger Agreement, including covenants relating to obtaining the requisite approval of TenFold’s stockholders, TenFold’s conduct of its business between the date of the signing of the Merger Agreement and the closing of the Merger and, subject to certain exceptions, TenFold’s agreement not to solicit, enter into discussions regarding, or provide information in connection with, alternative transactions.

The Merger Agreement has been approved by TenFold’s board of directors. Consummation of the Merger is not subject to a financing condition, but is subject to customary conditions to closing, including, among other things, the adoption of the Merger Agreement by TenFold’s stockholders. The Merger Agreement contains certain termination rights of Versata and TenFold and provides that, upon the termination of the Merger Agreement under certain circumstances, TenFold would be required to pay Versata a termination fee and expenses of up to $350,000. The Merger is expected to close in the second quarter of 2008.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, effective as of March 21, 2008, TenFold, Versata and stockholders of TenFold’s who hold an aggregate of 38,342,566 shares of TenFold’s capital stock on an as-converted basis, entered into a Stockholder Agreement (the “Stockholder Agreement”). Under the Stockholder Agreement, each of these stockholders, who include certain of TenFold’s directors and entities associated with such directors, has agreed, in his capacity as a stockholder of TenFold, to vote his shares in favor of the adoption of the Merger Agreement and against any other transaction or proposal. A copy of the Stockholder Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Merger Agreement, TenFold has executed a $300,000 promissory note in favor of Versata (the “Note”), effective March 21, 2008. The Note bears interest at 10% per annum and is due on the earlier to occur of September 21, 2008 or the termination of the Merger Agreement. Repayment of the Note is secured by TenFold’s equipment and accounts receivable pursuant to a Security Agreement executed concurrently with the Note (the “Security Agreement”).

Other than the Merger Agreement, the Stockholder Agreement, the Note and the Security Agreement, there is no material relationship between TenFold and either of Versata or the Merger Sub.

On March 24, 2008, TenFold issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Also, on March 24, 2008, TenFold’s CEO, Robert Felton, issued a letter regarding the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.2 and incorporated herein by reference.

Also, on March 24, 2008, Versata’s CEO, Randall Jacops, issued a letter regarding the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.3 and incorporated herein by reference.

Item 5.01.	Changes of Control of Registrant.

If the Merger is consummated, there will be a change in control of TenFold. See the disclosure regarding the Merger and the Merger Agreement under Item 1.01 above for additional information.

Item 8.01.	Other Events.

TenFold plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the Merger transaction. The Proxy Statement will contain important information about TenFold, the transaction and related matters. Stockholders are urged to read the Proxy Statement carefully when it is available.

Stockholders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by TenFold through the web site maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain free copies of the Proxy Statement from TenFold by contacting Investor Relations, TenFold Corporation, 698 West 10000 South, Suite 200, South Jordan, UT 84095 (801) 495-1010.

TenFold and its directors and executive officers, may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information regarding TenFold’s directors and executive officers is contained in TenFold’s 2007 Proxy Statement filed with the SEC. As of February 29, 2008, TenFold’s directors and executive officers beneficially owned approximately 55.7 million shares, or 66%, of TenFold’s capital stock outstanding, on an as-converted basis. Certain members of our board of directors, and entities affiliated with them, representing approximately 54% of the voting stock of TenFold have signed a stockholder agreement agreeing to vote for the approval of the merger agreement and the transactions contemplated therein.

TenFold also intends to file a Certification and Notice of Termination of Registration on Form 15 (the “Form 15”) with the SEC on or about March 28, 2008 for the purpose of deregistering TenFold’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to the Merger Agreement, filing the Form 15 on or prior to March 28, 2008 is a condition to the Merger. Immediately after filing the Form 15, TenFold will suspend the filing of any further periodic reports under the 1934 Act, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8K. In addition, TenFold has been advised that trading in TenFold’s common stock on the OTC Bulletin Board will terminate within two days following its filing of the Form 15.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K regarding the proposed transaction between TenFold and Versata, the expected effects, timing and completion of the proposed transaction, and any other statements about TenFold’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, fluctuations in demand for TenFold’s products and services and the other factors described in TenFold’s most recent reports on Forms 10-K and 10-Q. We make no commitment to revise or update any forward-looking statement to reflect events or circumstances after the date such statement is made.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached to this Report, which is incorporated herein by reference.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENFOLD CORPORATION

By:	/s/ Robert W. Felton
Name:	Robert W. Felton
Title:	Chief Executive Officer

Dated:	March 24, 2008

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger, effective as of March 21, 2008, among Versata Enterprises, Inc., TFTx Acquisition, Inc. and TenFold Corporation

10.1	Stockholder Agreement, effective as of March 21, 2008, among TenFold Corporation, Versata Enterprises, Inc., and certain stockholders of TenFold Corporation.

10.2	Security Agreement, effective as of March 21, 2008, between TenFold Corporation and Versata Enterprises, Inc.

10.3	Promissory Note, effective as of March 21, 2008, executed by TenFold Corporation in favor of Versata Enterprises, Inc.

99.1	TenFold Corporation press release issued March 24, 2008

99.2	Letter from TenFold Corporation CEO, Robert Felton, issued March 24, 2008

99.3	Letter from Versata Enterprises CEO, Randall Jacops, issued March 24, 2008